Exhibit 99.1

For Immediate Release

Contact: Bryan Brokmeier, CFA, Senior Director, Investor Relations, 508-482-3448

Waters Corporation (NYSE: WAT) Reports First Quarter 2018 Financial Results

•	Sales of $531 million grew 7% as reported and 2% in constant currency

•	Continued sales growth in pharma and TA, partially offset by declines in other areas

•	Solid China and U.S. sales growth, somewhat offset by weakness in India

•	GAAP EPS increased 7% to $1.40; non-GAAP EPS increased 9% to $1.59

•	Board authorizes an additional $3 billion share repurchase program

Milford, Mass., April 24, 2018 - Waters Corporation (NYSE: WAT) today announced first quarter 2018 sales of $531 million, a 7% increase as reported, versus sales of $498 million for the first quarter of 2017. Foreign currency translation increased year-over-year sales growth by approximately 5% for the quarter.

On a GAAP basis, diluted earnings per share (EPS) for the first quarter increased 7% to $1.40, compared to $1.31 for the first quarter of 2017. On a non-GAAP basis, EPS for the first quarter increased 9% to $1.59, compared to $1.46 for the first quarter of 2017. A description and reconciliation of GAAP to non-GAAP results appear in the table below and can be found on the Company’s website at http://www.waters.com under the caption “Investors.”

On a GAAP basis, net cash provided by operating activities for the first quarter increased 1% to $176 million from $174 million for the first quarter of 2017. On a non-GAAP basis, adjusted free cash flow increased 2% to $160 million from $156 million for the first quarter of 2017.

Commenting on the Company’s performance, Chris O’Connell, Chairman and Chief Executive Officer, said, “Our first quarter top-line performance fell short of our expectations in a few specific areas of our business. Given that context, sales to our core pharmaceutical market, as well as sales of our TA product line, saw continued attractive growth during the quarter. Additionally, we delivered meaningful operating leverage, exceeded our earnings per share expectations, and remain confident in our business outlook.”

Unless otherwise noted, sales growth and decline percentages are presented on an as reported basis and are the same as the sales growth percentages presented on a constant currency basis as compared with the same period in the prior year, each of which are detailed in the reconciliation of sales growth rates to constant currency growth rates found below.

During the first quarter of 2018, sales into the pharmaceutical market grew 9% as reported and 3% in constant currency, sales into the industrial market grew 1% as reported and declined 3% in constant currency, and sales into the governmental and academic markets grew 11% as reported and 7% in constant currency.

The Company’s recurring revenues, which represent the combination of service and precision chemistries revenues, grew 11% as reported and 6% in constant currency, while instrument system sales grew 2% as reported and declined 2% in constant currency.

Geographically, sales in Asia during the quarter grew 3% as reported and were flat in constant currency, sales in Europe grew 16% as reported and 2% in constant currency, and sales in the Americas grew 4%, while U.S. sales grew 5%.

Fiscal Year 2018 Financial Outlook

Waters Corporation reiterates its full-year 2018 guidance for constant currency sales growth in the mid-single-digit range, which it defines as 4% to 6%. As of today, currency translation is expected to increase 2018 sales growth by approximately 2% to 3%. The Company is revising its guidance for full-year 2018 non-GAAP earnings per fully diluted share to the range of $8.10 to $8.30, from the prior guidance range of $8.00 to $8.25. Please refer to the table below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the full year.

Additional $3 Billion Share Repurchase Authorization

Waters Corporation also announced today that the Board of Directors authorized a new share repurchase program. This new program adds the remaining $526 million from the pre-existing program, authorizing the purchase of a total of $3.526 billion of the Company’s common stock over a three-year period.

Conference Call

Waters Corporation will webcast its first quarter 2018 financial results conference call today, April 24, 2018 at 8:00 a.m. Eastern Time. To listen to the call, please visit www.waters.com, choose “Investors,” and click on the “Live Webcast.” A replay will be available through May 1, 2018 at midnight Eastern Time on the same website by webcast and also by phone at 203-369-0330.

About Waters Corporation

Waters Corporation (NYSE: WAT), the world’s leading specialty measurement company, has pioneered chromatography, mass spectrometry and thermal analysis innovations serving the life, materials and food sciences for nearly 60 years. With approximately 7,000 employees worldwide, Waters operates directly in 31 countries, including 15 manufacturing facilities, with products available in more than 100 countries. For more information, visit www.waters.com.

Non-GAAP Financial Measures

This press release contains financial measures, such as constant currency growth rate, adjusted operating income, adjusted net income, adjusted earnings per diluted share and free cash flow, among others, which are considered “non-GAAP” financial measures under applicable U.S. Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with generally accepted accounting principles (GAAP). The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of Waters Corporation’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Waters Corporation’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Cautionary Statement

This release may contain “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects”, and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, foreign exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results; the impact on demand for the Company’s products among the Company’s various market sectors from economic, sovereign and political uncertainties; the effect on the Company’s financial results from the United Kingdom voting to exit the European Union; fluctuations in expenditures by the Company’s customers, in particular large pharmaceutical companies; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; other changes in demand for the Company’s products from the effect of mergers and acquisitions by the Company’s customers; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others; impact of the newly enacted tax reform legislation in the U.S.; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the effect of the adoption of new accounting standards; the ability to access capital, maintain liquidity and service the Company’s debt in volatile market conditions, particularly in the U.S., as a large portion of the Company’s cash is held and operating cash flows are generated outside the U.S.; environmental and logistical obstacles affecting the distribution of products and risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights. Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2017 as filed with the Securities and Exchange Commission, which “Forward-Looking Statements” and “Risk Factors” discussions are incorporated by reference in this release. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release.

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31, 2018	April 1, 2017
Net sales	$530,670	$497,969
Costs and operating expenses:
Cost of sales	221,421	211,095
Selling and administrative expenses	130,407	130,673
Research and development expenses	34,480	30,752
Litigation settlement	(1,672)	—
Purchased intangibles amortization	1,659	1,729
Acquired in-process research and development	—	5,000
Operating income	144,375	118,720
Other income*	346	149
Interest expense, net	(4,172)	(5,382)
Income from operations before income taxes	140,549	113,487
Provision for income taxes**	28,598	7,930
Net income	$111,951	$105,557
Net income per basic common share	$1.42	$1.32
Weighted-average number of basic common shares	78,883	80,073
Net income per diluted common share	$1.40	$1.31
Weighted-average number of diluted common shares and equivalents	79,715	80,769

*	The Company adopted new accounting guidance which requires that an employer disaggregate the service cost component from other components of net benefit cost. As a result of the adoption of this standard, the components of net periodic benefit cost other than the service cost component are included in other income in the consolidated statements of operations and all previous periods have been adjusted accordingly.
**	The provision for income taxes for the three months ended March 31, 2018 includes $12 million of expense related to the tax on the change in foreign currency exchange rates on the earnings taxed in December 31, 2017 under the Tax Cuts and Jobs Act. The difference is due to the change from the foreign currency exchange rates required by the U.S. Department of the Treasury on December 31, 2017 to the foreign currency exchange rates on either the date of distribution of assets into the U.S. or the foreign currency exchange rates as of March 31, 2018.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segment, Products & Services, Geography and Markets

Three Months Ended March 31, 2018 and April 1, 2017

(In thousands)

	Three Months Ended		Percent	Current Period Currency	Constant Currency
	March 31, 2018	April 1, 2017	Change	Impact	Growth Rate (a)
NET SALES—OPERATING SEGMENT
Waters	$471,146	$443,426	6%	$22,151	1%
TA	59,524	54,543	9%	1,715	6%

Total	$530,670	$497,969	7%	$23,866	2%

NET SALES—PRODUCTS & SERVICES
Instruments	$240,407	$236,393	2%	$9,701	(2%)
Service	191,553	173,673	10%	9,364	5%
Chemistry	98,710	87,903	12%	4,801	7%

Total Recurring	290,263	261,576	11%	14,165	6%

Total	$530,670	$497,969	7%	$23,866	2%

NET SALES—GEOGRAPHY
Asia	$200,280	$195,106	3%	$6,089	—
Americas	181,710	174,650	4%	418	4%
Europe	148,680	128,213	16%	17,359	2%

Total	$530,670	$497,969	7%	$23,866	2%

NET SALES—MARKETS
Pharmaceutical	$305,328	$279,810	9%	$15,785	3%
Industrial	162,330	161,303	1%	6,120	(3%)
Governmental & Academic	63,012	56,856	11%	1,961	7%

Total	$530,670	$497,969	7%	$23,866	2%

(a)	The Company believes that referring to comparable constant currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Constant currency growth rate, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Financials

Quarters Ended March 31, 2018 and April 1, 2017

(In thousands, except per share data)

Quarter Ended March 31, 2018	Selling & Administrative Expenses(a)	Research & Development Expenses(a)	Operating Income	Operating Income Percentage	Income from Operations before Income Taxes	Provision for Income Taxes	Net Income	Diluted Earnings per Share
GAAP	$130,394	$34,480	$144,375	27.2%	$140,549	$28,598	$111,951	$1.40
Adjustments:
Purchased intangibles amortization (b)	(1,659)	—	1,659	0.3%	1,659	202	1,457	0.02
Litigation settlement (c)	1,672	—	(1,672)	(0.3%)	(1,672)	(401)	(1,271)	(0.02)
Stock award modification (d)	(1,014)	—	1,014	0.2%	1,014	243	771	0.01
Restructuring costs, asset impairments, acquisition-related costs & certain other items (e)	(568)	—	568	0.1%	568	132	436	0.01
Tax reform (f)	—	—	—	—	—	(12,450)	12,450	0.16
Certain income tax items (g)	—	—	—	—	—	(692)	692	0.01

Adjusted Non-GAAP	$128,825	$34,480	$145,944	27.5%	$142,118	$15,632	$126,486	$1.59

Quarter Ended April 1, 2017
GAAP	$132,402	$35,752	$118,720	23.8%	$113,487	$7,930	$105,557	$1.31
Adjustments:
Purchased intangibles amortization (b)	(1,729)	—	1,729	0.3%	1,729	473	1,256	0.02
Restructuring costs, asset impairments, acquisition-related costs & certain other items (e)	(9,348)	—	9,348	1.9%	9,348	3,059	6,289	0.08
Acquired in-process research and development (h)		(5,000)	5,000	1.0%	5,000	962	4,038	0.05
Certain income tax items (g)	—	—	—	—	—	(475)	475	0.01

Adjusted Non-GAAP	$121,325	$30,752	$134,797	27.1%	$129,564	$11,949	$117,615	$1.46

(a)	Selling & administrative expenses include purchased intangibles amortization and litigation provisions. Research & development expenses include acquired in-process research and development.
(b)	The purchased intangibles amortization, a non-cash expense, was excluded to be consistent with how management evaluates the performance of its core business against historical operating results and the operating results of competitors over periods of time.
(c)	Litigation settlement gain was excluded as these costs are isolated, unpredictable and not expected to recur regularly.
(d)	The non-cash expense associated with accelerating the vesting of certain stock awards was excluded as the Company believes these expenses are not indicative of normal operating costs.
(e)	Restructuring costs, asset impairments, acquisition-related costs and certain other items were excluded as the Company believes that the cost to consolidate operations and reduce overhead; the non-cash expense to record asset impairments; the cost to complete acquisitions and certain other income or expense items are not normal and do not represent future ongoing business expenses of a specific function or geographic location of the Company.
(f)	The provision for income taxes for the three months ended March 31, 2018 includes $12 million of expense related to the tax on the change in foreign currency exchange rates on the earnings taxed in December 31, 2017 under the Tax Cuts and Jobs Act. The difference is due to the change from the foreign currency exchange rates required by the U.S. Department of the Treasury on December 31, 2017 to the foreign currency exchange rates on either the date of distribution of assets into the U.S. or the foreign currency exchange rates as of March 31, 2018. The impact of the tax on the change in foreign currency exchange rates was excluded as the Company believes this expense is not indicative of the Company’s normal or future income tax expense.
(g)	Certain income tax items were excluded as these non-cash expenses and benefits represent updates in management’s assessment of ongoing examinations or other tax items that are not indicative of the Company’s normal or future income tax expense.
(h)	Acquired In-Process Research and Development was excluded as it relates to milestone payments associated with a licensing arrangement for mass spectrometry that the Company believes is unusual and not indicative of its normal business operations.

Waters Corporation and Subsidiaries

Preliminary Condensed Unclassified Consolidated Balance Sheets

(In thousands and unaudited)

	March 31, 2018	December 31, 2017
Cash, cash equivalents and investments	$2,551,873	$3,393,701
Accounts receivable	502,968	533,825
Inventories	299,614	270,294
Property, plant and equipment, net	349,319	349,278
Intangible assets, net	231,733	228,395
Goodwill	362,331	359,819
Other assets	191,619	189,042
Total assets	$4,489,457	$5,324,354
Notes payable and debt	$1,247,984	$1,997,774
Other liabilities	1,126,579	1,092,792
Total liabilities	2,374,563	3,090,566
Total equity	2,114,894	2,233,788
Total liabilities and equity	$4,489,457	$5,324,354

Waters Corporation and Subsidiaries

Preliminary Condensed Consolidated Statements of Cash Flows

Three Months Ended March 31, 2018 and April 1, 2017

(In thousands and unaudited)

	Three Months Ended
	March 31, 2018	April 1, 2017
Cash flows from operating activities:
Net income	$111,951	$105,557
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	9,892	8,655
Depreciation and amortization	28,640	22,950
Change in operating assets and liabilities, net	25,358	37,047

Net cash provided by operating activities	175,841	174,209
Cash flows from investing activities:
Additions to property, plant, equipment and software capitalization	(15,992)	(17,711)
Investment in unaffiliated company	(3,215)	(7,000)
Net change in investments	915,046	(72,338)

Net cash provided by (used in) investing activities	895,839	(97,049)
Cash flows from financing activities:
Net change in debt	(749,919)	39,988
Proceeds from stock plans	24,287	38,259
Purchases of treasury shares	(282,370)	(89,173)
Other cash flow from financing activities, net	1,937	(1,438)

Net cash used in financing activities	(1,006,065)	(12,364)
Effect of exchange rate changes on cash and cash equivalents	8,588	14,017

Increase in cash and cash equivalents	74,203	78,813
Cash and cash equivalents at beginning of period	642,319	505,631

Cash and cash equivalents at end of period	$716,522	$584,444

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flow (a)
Net cash provided by operating activities—GAAP	$175,841	$174,209
Adjustments:
Additions to property, plant, equipment and software capitalization	(15,992)	(17,711)

Free Cash Flow—Adjusted Non GAAP	$159,849	$156,498

(a)	The Company defines free cash flow as net cash flow from operations accounted for under GAAP less capital expenditures and software capitalizations plus or minus any unusual and non recurring items. Free cash flow is not a GAAP measurement and may not be comparable to free cash flow reported by other companies.

Waters Corporation and Subsidiaries

Reconciliation of Projected GAAP to Adjusted Non-GAAP Financial Outlook

Projected for the Twelve Months Ended December 31, 2018

(In thousands, except per share data)

Sales	Range
Projected Constant Currency Sales Growth Rate	4%	—	6%
Projected Currency Impact	2%	—	3%

Projected Sales Growth Rate as Reported	6%	—	9%

Projected Earnings Per Diluted Share	Range
Projected GAAP Earnings Per Diluted Share	$7.82	—	$8.01
Adjustments:
Purchased intangibles amortization	$0.08	—	$0.08
Litigation settlement	$(0.02)	—	$(0.02)
Stock award modification	$0.01	—	$0.01
Restructuring costs, asset impairments, acquisition-related costs & certain other items	$0.01	—	$0.02
Tax reform	$0.16	—	$0.16
Certain income tax items	$0.04	—	$0.04

Projected Adjusted Non-GAAP Earnings Per Diluted Share	$8.10	—	$8.30

Constant currency growth rates are a non-GAAP financial measure that measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. These amounts are estimated at the current foreign currency exchange rates and based on the forecasted geographical sales in local currency as well as an assessment of market conditions as of today and may differ significantly from actual results.

These forward-looking adjustment estimates do not reflect future gains and charges that are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance.